UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2015

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

On November 19, 2015, the Compensation Committee of the Board of Directors of GTx, Inc. (the “Company”) approved the 2016 annual base salaries for the Company’s executive officers, in each case effective as of January 1, 2016. On the same date, the Compensation Committee approved target cash bonus awards for each of the Company’s executive officers under the Company’s Executive Bonus Compensation Plan (the “Bonus Plan”) for the performance period from January 1, 2016 to December 31, 2016, expressed as a percentage of applicable annual base salary.  The 2016 annual base salaries and target cash bonuses (expressed as a percentage of annual base salary) approved for each such executive officer are as set forth in the table below:

Name	Title	2016 Annual Base Salary	2016 Target Bonus Percentage
Robert J. Wills	Executive Chairman	$220,000	65%
Marc S. Hanover	Chief Executive Officer	$432,649	65%
Henry P. Doggrell	Vice President, Chief Legal Officer and Secretary	$378,119	35%
Diane C. Young	Vice President, Chief Medical Officer	$178,500	35%
Jason T. Shackelford	Senior Director of Accounting and Corporate Controller and Principal Financial and Accounting Officer	$231,000	25%

On November 19, 2015, the Compensation Committee also approved the performance criteria to be achieved in order to be eligible to receive cash bonus awards under the Bonus Plan for the performance period from January 1, 2016 to December 31, 2016. As approved, an executive officer could receive (i) up to 100% of such executive officer’s target bonus as a result of the achievement of certain clinical goals related to its two ongoing open-label Phase 2 clinical trials of enobosarm in patients with androgen receptor positive advanced breast cancer (i.e., up to 50% of target bonus for each clinical trial); (ii) up to 25% of such executive officer’s target bonus as a result of the achievement of certain clinical goals related to the Company’s planned Phase 2 proof-of-concept clinical trial of enobosarm to treat postmenopausal women with stress urinary incontinence; and (iii) up to 30% of such executive officer’s target bonus related to certain partnering goals. Additionally, an executive officer is eligible for a bonus award of up to 10% of his or her target bonus based on the Compensation Committee’s assessment of the executive officer’s personal performance. Accordingly, an executive officer’s actual total bonus award could be awarded at a level above target. Actual cash bonus awards under the Bonus Plan for 2016 will generally be paid upon the achievement of the applicable performance criteria. Although the Compensation Committee has approved the performance criteria to be achieved in order to be eligible to receive cash bonus awards under the Bonus Plan for 2016, the Compensation Committee retains the discretion to modify or otherwise change the relevant performance criteria. In addition, under the Bonus Plan, the Compensation Committee has the discretion to make additional cash bonus awards, apart from those related to the achievement of specified performance criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: November 23, 2015	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer
and Secretary